UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2008

RMD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	_____________________	72-1530833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2578 Miller Avenue, Escondido, California         92029
(Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code: 760-356-2039

1597 Alamo Road,  Holtville,  Ca. 92250
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 15, 2008, RMD Technologies, Inc. (the “Company”) entered into a consulting agreement with Mitchell Birenbaum. Mr. Birenbaum's expertise is in the areas of Manufacturing and Facilities Management.  Mr. Birenbaum is to be compensated with three million shares of common stock in the company valued at $6,000. The term of the contract is one year.

On September 15, 2008, RMD Technologies, Inc. (the “Company”) entered into a consulting agreement with Thomas Slane. Mr. Slanes's expertise is in the areas of Electronics Repair and Evaluation.  Mr. Slane is to be compensated with two million shares of common stock in the company valued at $4,000. The term of the contract is one year.

On September 15, 2008, the Company extended the existing consulting agreement with Herb Gordon dated January 2, 2008 for an additional one year term. Mr. Gordon is to be compensated with 2,000,000 shares of common stock in the Company valued at $4,000. The term of the contract is one year beginning September 15, 2008.

On January 2, 2009, the Company renewed the consulting agreement with Jeffrey L. Galliher. Mr. Galliher is a practicing attorney and will serve as the company’s counsel with regards to general legal issues.  Mr. Galliher is to be compensated with 2,000,000 shares of common stock in the Company valued at $4000. The term of the contract is one year.

On October 12th, 2009, the Company entered into a consulting agreement with Rod Sperry. Mr. Sperry's area of expertise is in Accounting. Mr. Sperry is to be compensated with 3,000,000 shares of common stock in the Company valued at $6000. The term of the contract is one year.

Item 2.02 Results of Operations and Financial Condition.

The company continues to operate as an electronics recycler/collector and has continued to service customers on a regular basis. However, the electronics recycling industry and the company have experienced a significant downturn in the past eighteen months. We believe this is due to the contraction of the economy in general and specifically due to our customers extending the replacement cycle for their computer systems and other electronic equipment.

In FY 2007 the company invested in R&D to evaluate the feasibility of manufacturing Small Electric Vehicles from collected electronic waste. We evaluated a number of processes and concluded that these Small EVs could be manufactured cost competitively from electronic waste. The company is currently seeking investment to enter into preproduction of its first Small EV.

The company intends to file an additional 8-K within the next 30 days with current financial information.

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Client-Auditor relationship with Child, Van Wagner and Bradshaw ceased effective April, 10th, 2009. This was the result of the company's inability to pay for the Auditor's services.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 15, 2008 Sean K. Galliher was elected to the board of directors of the Company.  Mr.Galliher is expected to be named to the Company's Audit Committee. There is no arrangement or understanding between the new director and any other persons pursuant to which such director was selected as a director.

On September 15, 2008 Darrell Johnson was elected to the board of directors of the Company.  Mr.Johnson is expected to be named to the Company's Audit Committee. There is no arrangement or understanding between the new director and any other persons pursuant to which such director was selected as a director.

On September 15, 2008 Scott E. Snyder was elected to the board of directors of the Company.  Mr.Snyder is expected to be named to the Company's Audit Committee. There is no arrangement or understanding between the new director and any other persons pursuant to which such director was selected as a director.

Item 8.01 Other Events.

On January 27, 2006, the Company entered into a Securities Purchase Agreement with La Jolla Cove Investors, Inc. for the sale of a convertible debenture in the amount of $100,000. This debenture bears interest at 7% per annum and is convertible into shares of the Company's common stock. The number of shares into which this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by 110, minus the product of the conversion price multiplied by 100 times the dollar amount of the debenture being converted, and the entire foregoing result shall be divided by the conversion price. The conversion price is equal to the lesser of (i) 80% of the average of the 3 lowest volume weighted average prices during the 20 trading days prior to the holder's election to convert, or (ii) 80% of the volume weighted average price on the trading day prior to the holder's election to convert (once the Company's common stock commences trading).

In conjunction with the debenture, the Company issued to La Jolla Cove a warrant, dated January 27, 2006, to purchase 10,000,000 shares of common stock of the Company, exercisable at $1.00 per share. Under an addendum to the warrant, the exercise price of the warrant was changed to $1.09 per share; in addition, the warrant is to be exercised in an amount equal to 100 times the amount of the debenture.

In connection with the Securities Purchase Agreement, the Company granted to La Jolla Cove certain rights under a registration rights agreement, dated January 27, 2006, to the shares to be issued upon conversion of the debenture and the warrant.

La Jolla Cove provided the Company with an aggregate $250,000 on January 31, 2006: (a) $100,000 for the debenture, and (b) a $150,000 advance on the exercise of the warrant. As of February 29, 2008, La Jolla has exercised 5,820 warrants for a value of $6,344 that was offset against the $150,000 advance and converted $68 of the convertible debt into 744,180 shares of common stock. A total of 750,000 shares of common stock were issued through February 29, 2008.

In March, 2008, the Board became aware that GameznFlix, Inc  had reported in their 10-K filing for the period ending December 31, 2007 that La Jolla Cove Investors, Inc. had transferred the above agreements to Golden Gate Investors, Inc.  and then to GameznFlix, Inc. as part of an Addendum to a Convertible Debenture and Warrant to Purchase Common Stock between Golden Gate Investors, Inc. and GameznFlix, Inc.  The Board also received information that Golden Gate was “shorting” the company’s stock. The Board believes that this shorting resulted in the stock price dropping from $.02 to $.002 during the period Tuesday February 5th, 2008 to Tuesday February 12th, 2008.

Both of these actions were in violation of the original agreements between the Company and La Jolla Cove Investors, Inc.

Subsequently, the board felt it was in the best interest of the shareholders to refuse to continue to issue stock under the agreement. Management believes their duties to the shareholders and compliance with The Sarbanes-Oxley Act required the company to discontinue the issuing of stock to La Jolla Cove Investors/ Golden Gate Investors. The president notified La Jolla Cove Investors/ Golden Gate Investors that the company would no longer issue stock under the agreements in April, 2008.

In July, 2008 Golden Gate Investors, Inc. filed a lawsuit in San Diego Superior Court alleging breach of contract and seeking a total of $260,000 plus interest.

The company did not have the resources to respond to the lawsuit and subsequently, in February, 2009, Golden Gate received a default judgment against the Company and Patrick A. Galliher, President, and Suzanne E. Galliher, Board Member for $320,000.  This judgment effectively relieved the company from the contracted requirement to issue stock to La Jolla Cove Investors/ Golden Gate Investors.

La Jolla Cove Investors/ Golden Gate Investors (now Golden State Equity Investors, Inc) filed a Form SC 13G/A with the Commission on February 6, 2009 notifying the Commission they had ceased to be the beneficial owner of more than five percent of  the company.

In April 2009 the Commission sued Golden State Equity Investors, Inc. (formerly Golden Gate Investors, Inc)  (Securities and Exchange Commission v. Golden State Equity Investors, Inc., Case No. 4:09-CV-01037). This suit alleged Golden Gate violated Securities Laws during the period from June 2005 through September 2006, the same period the Company entered into the agreements with Golden Gate.

Golden gate subsequently settled the case, agreeing to pay disgorgement of $1,269,907, plus $257,672 in prejudgment interest, and to pay a civil penalty in the amount of $50,000. The SEC has indicated the investigation of Golden Gate is continuing.

The Company is in contact with the SEC and will provide any information and assistance the Commission desires. The Company believes there are procedural errors in the judgment against the company and expects to get the judgment set aside and have the facts tried before the court.

SIGNATURE

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RMD Technologies, Inc.

Dated: December 18, 2009	By:	/s/ Patrick Galliher
Patrick Galliher, President